Exhibit 10.8
Amegy Bank National Association
PURCHASE AND SALE AGREEMENT/SECURITY AGREEMENT
THIS PURCHASE AND SALE AGREEMENT/ SECURITY AGREEMENT (this “Agreement”) is made by and among AMEGY BANK NATIONAL ASSOCIATION, a national banking association (“Purchaser”) and HERE MEDIA INC. and HERE PUBLISHING INC. and PLANETOUT INC. and HERE NETWORKS L.L.C. (“Seller”, whether one or more, individually and collectively, jointly and severally)
WHEREAS, Seller desires from time to time to sell accounts receivable and other rights to Purchaser, thereby engaging in account purchase transactions as set forth in Sections 306.001(1) and 306.103 of the Texas Finance Code; and
WHEREAS, the parties desire to enter into an agreement which will control their course of dealing with respect to the purchase and sale of such accounts receivable and other rights;
NOW, THEREFORE, Purchaser and Seller do hereby agree, in consideration of the mutual promises herein contained, as follows:
Section 1. Purchase and Sale of Accounts Receivable and other Rights.
Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser, and Purchaser hereby purchases and receives from Seller free and clear of any liens or Disputes (as defined below), all rights, title and interests of Seller in the accounts receivable and other forms of rights to payment, whether tangible or intangible, whether billed or unbilled, described on Schedule “A” attached hereto and made a part hereof (the specific accounts receivable and rights to payment described on Schedule “A” being herein called the “Receivables”). “Receivables” includes, but is not limited to, all electronic, intangible or unbilled receivables, whether documented in the form of a traditional paper invoice or contained within an electronic database or evidenced only in soft copy; said receivables being referred to herein from time to time as “electronic” Receivables, Seller represents and warrants to the best of its knowledge that true and correct copies of the invoices for the Receivables are attached to Schedule “A”. For electronic Receivables, Seller represents and warrants that an adequate description of such Receivables will be reflected on a submitted Schedule “A”, and that such other documents will be provided to Purchaser upon request that will adequately buttress said Receivables (e.g. purchase orders, bills of lading, and computer records), such that Purchaser, and the relevant account payor, would be able to identity, reference and validate the payment obligation. Future purchases and sales of accounts receivable and other rights will be based on the completion and execution of additional schedules in form similar to Schedule “A”. Upon execution by both Purchaser and Seller (or anyone of Seller, if more than one) of such a schedule, the accounts receivable or other rights described therein shall become Receivables subject in all respects to the terms of this Agreement. Any amounts advanced by Purchaser pursuant to any future purchase and sale of accounts receivable and other items will be deemed to be a future advance by Purchaser, and the corresponding obligations of the Seller with respect to such accounts receivable and other rights shall be deemed to be an obligation covered by this Agreement. Notwithstanding the creation of a security interest herein, as defined below, Purchaser shall not be a fiduciary of Seller, and the relationship of the parties hereto shall be that of Purchaser and Seller of accounts, and not that of lender and borrower.
Section 2. Charge-Back; Repurchase Obligation.
Purchaser shall have the right to charge back any Receivable to Seller and Seller shall have the obligation to repurchase such Receivable (“Charge-Back”), if (a) the Receivable is not paid to Purchaser within 90 days from date of purchase by Purchaser, or (b) any Dispute arises with respect to such Receivable, or (c) Seller or Purchaser discovers or determines that any representation or warranty made by Seller in this Agreement or in any document executed in connection with this Agreement (the “Purchase Documents”) is false or misleading, or (d) Seller breaches any covenant or agreement contained in this Agreement or in any Purchase Document or is otherwise in default hereof. “Dispute,” as used herein, means any dispute, deduction, claim, offset, defense or counterclaim of any kind pertaining to the Receivable or to the goods or services giving rise thereto asserted by the party obligated thereon, regardless of the final outcome or merit thereof. Upon Charge-Back of any Receivable, Seller shall pay to Purchaser on demand an amount equal to the Gross Amount of the Receivable (the face amount of the Receivable), less rebate of Discount, if any, less any payments made on such invoice to Purchaser. Purchaser may, in its discretion, in addition to the right of setoff which is hereby retained, subtract all or any portion of such amount from any refund, rebate or other obligation owed by Purchaser to Seller, subtract such amount from the Purchase Price for the next Receivable sold, or otherwise charge Seller for such amount. Upon Purchaser’s receipt of the amount required by this Section, in collected funds, ownership of the Receivable shall re-vest in Seller, subject to Purchaser’s security interest and rights of recoupment and/or setoff.
Section 3. Invoices; Collection; Power of Attorney.
If requested by Purchaser, Purchaser shall mail all invoices to Seller’s customers in each instance relating to any Receivable and any other accounts receivable of Seller, and Seller shall provide the original invoice and one copy to Purchaser ready for mailing to the customers. All invoices relating to any Receivable and any other accounts receivable of Seller shall plainly state on their face in language acceptable to Purchaser that the amounts payable thereunder are to be paid to a post office box owned and controlled by Purchaser, to be provided by Purchaser. In the case of electronic Receivables, if requested by Purchaser, and immediately upon demand, Seller shall provide Purchaser with access to Seller’s computer files and databases, and all other records, including access to account payor databases (e.g. passwords, links and entry to online billing programs), for the purposes of obtaining, identifying and verifying information related to such Receivables. Additionally, If requested by Purchaser, Seller agrees to furnish the original purchase order or other similar documents from Seller’s customer, evidence of shipment of the related merchandise or performance of services rendered and a written assignment of any Receivable, all in a form satisfactory to Purchaser. If requested by Purchaser, all invoices relating to Receivables and any other accounts receivable shall plainly state on their faces in language acceptable to Purchaser that the amounts payable thereunder have been assigned to and are payable directly to Purchaser. If payment is made to Seller under any circumstance, such payment shall be held in trust by Seller for Purchaser and shall not be negotiated or commingled in any way with the Seller’s funds. Within three Business Days after receipt thereof, Seller shall deliver any such payments to Purchaser in the original form as received by Seller, endorsed as required by Purchaser. In the event that Seller fails to deliver to Purchaser any payment or proceeds that it may receive with respect to any Receivable, within the three Business Day delivery deadline provided herein, Seller will pay to Purchaser a Misdirected Payment Fee equal to fifteen (15%) percent of the misdirected payment or proceeds, payable immediately upon its failure to timely deliver such item or items. Said fee shall not be considered or construed as interest. Seller’s agreement to pay such a fee and Purchaser’s acceptance of such a fee shall not be deemed a waiver or acquiescence by Purchaser of Seller’s obligation to promptly deliver to Purchaser’s possession all collections on all Receivables no later than the next Business Day, and pay all other Obligations. The Misdirected Payment Fee, along with the misdirected payment or proceeds, shall be due immediately to Purchaser without notice or demand, and the collection of this fee shall be cumulative with all other remedies available to Seller in the collection of all Obligations. Purchaser is hereby irrevocably authorized to open, cash, endorse and otherwise collect all checks and other forms of payment tendered in payment of each Receivable and in payment of any other accounts receivable, in the name of and as attorney-in-fact for Seller, and to direct Seller’s customers to make payment to a different name and/or location. This power of attorney is coupled with an interest.
Section 4. Recoupment Rights of Purchaser.
Regardless of whether Seller is in default under this Agreement, Purchaser shall have the right at all times, in its discretion, to recoup all or any designated portion of the Obligations (hereinafter defined) or any other amounts which Seller may owe to Purchaser in such a manner as Purchaser may determine, at any time and without notice to Seller from:
(a) any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from Purchaser to Seller; and/or
(b) all or any portion of such amount from any refund, rebate or other obligation owed by Purchaser to Seller.
The rights and remedies of Purchaser hereunder are in addition to other rights and remedies (including, without limitation, to the rights of setoff) which Purchaser may have.
Furthermore, in order to satisfy any of the Obligations hereunder, Purchaser is hereby authorized by Seller to initiate electronic debit or credit entries through the ACH system to any deposit account maintained by Seller wherever located.
Section 5. Transfer of Related Interests.
In addition to the Receivables, Seller hereby sells, assigns, transfers, conveys and delivers to Purchaser all other rights and interests (but not obligations) now or hereafter existing in connection with the Receivables, including, but not limited to liens, security interests and guarantees securing payment of the Receivables, Seller’s rights to access an account payor’s online vendor billing system or other such electronic database (including rights to passwords, user names and other similar rights), Seller’s interest in returned goods arising with respect to the Receivables, and other rights and remedies of Seller related to the Receivables such as rights of stoppage in transit, replevin, reclamation and lawsuits to collect the Receivables. If any Receivable is ever represented by a promissory note or other written evidence of obligation, Seller shall deliver the same to Purchaser duly endorsed by Seller to Purchaser.
Section 6. Further Assurances.
Seller agrees to execute and deliver to Purchaser such notices of assignment and other documents as Purchaser may request to further document the sale and assignment of Receivables hereunder.
Section 7. No Obligation to Purchase Further Receivables.
Notwithstanding anything to the contrary contained herein, Seller specifically acknowledges and agrees that Purchaser has the right to approve or reject future accounts receivable or other items of any kind proposed for sale under this Agreement IN ITS SOLE DISCRETION, and no course of conduct shall establish any commitment to purchase future accounts receivable or other items of any kind.
Section 8. Terms-Seller’s Customers.
Except as may otherwise be agreed to from time to time, the terms of all Receivables shall not exceed thirty (30) days. Seller shall not modify or vary the terms of sale, terms of payment, or location of payment set forth in the invoice relating to any Receivable without Purchaser’s written consent.

Section 9. Purchase Price; Discount.
The Purchase Price (herein so called) for the Receivables shall be the Gross Amount of the Invoice minus the Discount. The “Gross Amount of the Invoice” shall mean the total invoice amount, including any miscellaneous charges such as sales taxes and delivery charges, less any early payment or special discounts offered to Seller’s customer. “Discount” means 20% of the Gross Amount of the Invoice. The Purchase Price for any Receivable shall be paid only after execution by Seller and acceptance by Purchaser of a Schedule “A” covering such Receivable. The Discount shall be deemed fully earned upon purchase of each Receivable in consideration of the overall manpower, effort and expense associated with Purchaser’s performance hereunder, which Seller acknowledges is fair and reasonable consideration for the Discount. Furthermore, Seller agrees to pay Purchaser a Minimum Monthly Discount Fee of seven hundred fifty dollars and no cents ($750.00), beginning the first full month after entering into this Purchase and Sale Agreement / Security Agreement and funding occurs, as well as a Minimum Invoice Fee of $N/A. If, however, funding does not occur within 60 calendar days of execution of the Agreement, the minimum monthly discount fee will nonetheless be paid by Seller and collected by Purchaser for each month thereafter, as long as the Agreement is in force, and regardless of whether or not funding occurs in any given month. Furthermore, a fee may be assessed for each Schedule “A” that Seller requests to be expedited or funded the same day, to be deducted from that Schedule “A”. A fee may be assessed for each Reserve disbursement that Seller requests to be expedited or funded the same day, to be deducted from that Reserve disbursement. Seller will also be charged a $1500.00 documentary fee, to be deducted from the first Schedule “A”, if not paid prior to first funding. Quarterly audit fees may also be assessed, and deducted from Reserves. Said fees shall not be considered or construed as interest. That said, following the first anniversary from the date hereof, Purchaser will re-evaluate the audits and may, in its discretion, conduct them semi-annually as opposed to quarterly. In any event, the audit fees passed on to Seller for anyone particular audit shall not exceed $4,000.00, except in extraordinary circumstances.
Section 10. Rebate of Discount.
As an inducement for Seller to sell only invoices from which prompt payment can be expected, Purchaser will remit a rebate of part of the Discount as follows (any such rebate being referred to as a “Rebate” or “Rebate of Discount”):
If the Receivable is paid within 15 days of purchase by Purchaser, a rebate of 19.65% of the Gross Amount of the Invoice LESS a Variable Discount Amount (“Variable Discount Amount”, defined below) will be remitted to Seller;
If the Receivable is paid more than 15 days but not later than 30 days after the date of purchase by Purchaser, a rebate of 19.40 % of the Gross Amount of the Invoice LESS a Variable Discount Amount will be remitted to Seller;
If the Receivable is paid more than 30 days but not later than 45 days after the date of purchase by Purchaser, a rebate of 19.15 % of the Gross Amount of the Invoice LESS a Variable Discount Amount will be remitted to Seller;
If the Receivable is paid more than 45 days but not later than 60 days after the date of purchase by Purchaser, a rebate of 18.90 % of the Gross Amount of the Invoice LESS a Variable Discount Amount will be remitted to Seller;
If the Receivable is paid more than 60 days but not later than 75 days after the date of purchase by Purchaser, a rebate of18.65 % of the Gross Amount of the Invoice LESS a Variable Discount Amount will be remitted to Seller;
If the Receivable is paid more than 75 days but not later than 90 days after the date of purchase by Purchaser, a rebate of 18.40 % of the Gross Amount of the Invoice LESS a Variable Discount Amount will be remitted to Seller;
At Seller’s election, if the Receivable is paid more than 90 days but not later than 120 days after the date of purchase by Purchaser, a rebate of 13.40% of the Gross Amount of the Invoice LESS a Variable Discount Amount will be remitted to Seller;
The Rebate provided for Receivables paid after 90 or after 120 days from the date of purchase is in no way to be construed as a waiver of Purchaser’s remedies upon Default or Dispute, should a rebate be remitted on any invoice that is 90 days or more past due, and is not a waiver of Purchaser’s Charge-Back rights.
The Variable Discount Amount shall be computed as Amegy Bank National Association Prime Rate (the “Index”) plus 1.25%, multiplied by the Purchase Price of the Receivable, divided by 360, and multiplied by the number of collection days. Being a general reference index, the Index is subject to change from time to time as Amegy Bank National Association may deem appropriate. The Index change will not occur more often than each day. The Index has a floor and at no time shall it be less than 5.00% for the purposes of this Agreement. The Variable Discount Amount is subject to change, with prior notice by telephone or facsimile notice from Purchaser to Seller. This amount shall in no way be interpreted or construed as interest but only as a guideline to the Variable Discount Amount charged.

Section 11. Security Interest.
For the purpose of securing Purchaser (referred to in this Section as “Secured Party”) in the payment of the Obligations (hereinafter defined), Seller (referred to in this Section as “Debtor”) hereby grants a lien and security interest to Purchaser in the assets described below, now owned or hereafter acquired by Seller (the “Collateral”), as follows:
All now owned or hereafter acquired accounts, accounts receivable and inventory, including but not limited to contracts, notes, drafts, acceptances, instruments, chattel paper, documents, money, deposit accounts, payment intangibles, commercial tort claims, and returned or repossessed goods arising from or relating to any such accounts or accounts receivable or inventory and other rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against any other person or entity with respect to all or any part of the property heretofore described, and proceeds and products of any of the foregoing in any form.
Terms used above have the meanings assigned in the Uniform Commercial Code as in effect in the State of Texas (the “UCC”). Purchaser shall have all the rights and remedies provided to a secured party under the UCC, including the right to file one or more financing statements, as further described below. Seller and Purchaser agree that to the extent Purchaser exercises or is deemed to exercise its rights under this Agreement as a secured party, Purchaser shall account for the proceeds of the accounts receivable and Receivables, deal with the disposition of the accounts receivable and Receivables, and permit Seller to redeem the accounts receivable and Receivables in the same manner provided for elsewhere in this Agreement. Purchaser’s compliance with its obligations regarding collection and/or disposition of Receivables and accounts receivable and other rights which are described in this Agreement shall fulfill Purchaser’s duties and obligations as a secured party pursuant to Sections 9.601 through 9.604 of the Texas Business and Commerce Code. Purchaser shall not be deemed to accept the accounts receivable and Receivables in discharge of Seller’s obligations to Purchaser unless Purchaser sends Seller express written notice of Purchaser’s intent to do so. Seller hereby agrees not to grant a security interest, junior or otherwise, or encumbrance of any kind, in the Collateral to any other entity without the prior express written approval of Purchaser. In furtherance thereof, Purchaser may include the following language on any UCC filing:
NOTICE -Pursuant to an agreement between Debtor and Secured Party, Debtor has agreed not to grant a security interest in the Collateral, described herein and in any future commercial tort claims to any other secured party. Accordingly, the acceptance of any such security interest by anyone other than the above Secured Party is likely to constitute the tortious interference with Secured Party’s rights.
In the event that any entity is granted a security interest in the Collateral in a manner contrary to the above, the Secured Party asserts a claim to any proceeds thereof received by such entity.
Furthermore, Seller authorizes the Purchaser at any time and from time to time to file any initial financing statements and amendments thereto that:
(a) indicate the Collateral as accounts of the Seller or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or as being of an equal or lesser scope or with greater detail;
(b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Seller is an organization, the type of organization, and any organization identification number issued to the Seller and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates;
(c) contain a notification that the Seller has granted a negative pledge to the Purchaser, and that any subsequent lienholder or potential secured party may be tortiously interfering with Purchaser’s rights; and
(d) advises third parties that any notification of Seller’s account debtors will interfere with Purchaser’s collection rights.
In recognition of the Purchaser’s right to have its attorneys’ fees and other expenses incurred in connection with this Agreement secured by the Collateral, notwithstanding payment in full of all Obligations by Seller, Purchaser shall not be required to record any terminations or satisfactions of any of Purchaser’s liens on the Collateral unless and until Seller has executed and delivered to Purchaser a general release in a form acceptable to Purchaser and substantially similar to that Release attached hereto and made a part hereof as Exhibit “A”. Seller understands that this provision constitutes a waiver of its rights under Section 9.513 of the UCC.

Seller shall maintain insurance on the Collateral and all other insurable property owned or leased by Seller in the manner, to the extent and against at least such risks (in any event, including but not limited to fife and business interruption insurance) as usually maintained by owners of similar businesses and properties in similar geographic areas. All such insurance shall be in amounts and form and with insurance companies acceptable to Purchaser in its sole discretion. Seller shall furnish to Purchaser: (a) upon written request, any and all information concerning such insurance carried; (b) as requested by Purchaser, loss payable endorsements (or their equivalent) in favor of Purchaser. All policies of insurance shall provide for not less than thirty (30) day’s prior written cancellation notice to Purchaser.
Notwithstanding the creation of a security interest herein, Purchaser shall not be a fiduciary of Seller. The relationship of the parties hereto is that of Purchaser and Seller of accounts, and not that of lender and borrower.
Regardless of the foregoing, Purchaser acknowledges that the following (and only the following) prior permitted lien(s) exist:
VCC Financing Statement No. DE 2009 3372510; and
VCC Financing Statement No. CA 09-7206157097.
Section 12. Creation and Enforcement of Payment “Obligations”.
In the event that Purchaser determines in its sole discretion to Charge Back any Receivable(s) in accordance with Section 2 of this Agreement, the amount of the Charge Back, together with any costs incurred by Purchaser described in Section 34 of this Agreement, shall be an obligation secured by the Security Interest contained in Section 11 of this Agreement. All of the obligations described in this Section, as well as any other obligation of Seller to Purchaser whether created heretofore, herewith or hereafter, are defined for purposes of this Agreement as Seller’s “Obligations”.
In the event of a Default under Section 13 of this Agreement the Obligations will bear interest in accordance with Section 15 of this Agreement. Proceeds of disposition of the Collateral shall be applied to pay the Obligations in the order specified in Texas Business and Commerce Code Section 9.615.
Section 13. Events of Default.
An “Event of Default” shall be deemed to exist under this Agreement in the event of any of the following:
(a) any of the events specified in clauses (a) through (d) of Section 2 occur, regardless of whether Purchaser has exercised any right to recoup or Charge-Back in connection with such event, or in the event Purchaser in good faith deems itself insecure;
(b) Purchaser either does not have on hand or believes in good faith that Purchaser will not have on hand sufficient funds of Seller to fully satisfy Seller’s Obligations;
(c) Dissolution, cessation or termination of Seller’s business, or should Seller’s business be placed in receivership or bankruptcy;
(d) The loss, sale, levy, destruction, attachment, seizure or other encumbrance of the Collateral should take place; or
(e) Seller defaults in the payment or performance of any other agreement now or hereafter entered into with Purchaser.
The occurrence of any Event of Default under this Agreement shall be a “Default” which entitles Purchaser to exercise any applicable rights and remedies under:
(a) any security interest granted to Purchaser to secure payment and performance of the obligations of Seller hereunder; and
(b) all other applicable sections of this Agreement or any document executed in connection herewith.
Section 14. Purchaser’s Remedies upon Seller’s Default.
In the event Seller is in Default, Purchaser shall have the right, in addition to any other right or remedy available under applicable law, but not the obligation, in Purchaser’s own name, or in the name of Seller, to take anyone or more of the following actions, simultaneously or in such sequence as Purchaser shall determine in Purchaser’s sole discretion:
(a) exercise all recoupment or setoff rights which Purchaser may have under this Agreement or under applicable law;
(b) require Seller to repurchase, for cash or cash equivalent, all or any part of the Receivables sold to Purchaser under this Agreement for the Purchase Price plus the Discount less: (l) any applicable rebates and (2) any payments or collections received on any Receivable;

(c) exercise all the rights of a “Financing Agency” who has purchased the Receivables under UCC Section 2.506;
(d) proceed, without additional notice to Seller, to foreclose under the Security Agreement and to exercise all other legal and equitable remedies against any Guarantor or other person who may be liable with Seller;
(e) exercise all other rights and remedies available to Purchaser.
Purchaser may use the Power of Attorney described in Section 3 of this Agreement in order to exercise any of the remedies described in this Section, which are cumulative and not exclusive.
Section 15. Interest on Obligations.
All Obligations of Seller to Purchaser which become due and unpaid upon Seller’s Default pursuant to Sections 13 and 14 of this Agreement shall bear interest at the rate of 16% (Sixteen per cent) per annum. Interest will accrue on unpaid Obligations during the period beginning on the tenth day following the date on which Purchaser makes demand on Seller to repurchase the Receivable(s) and ending on the date the Obligations are fully satisfied.
Section 16. Verification of Receivables and Accounts; Collection by Purchaser.
Purchaser is authorized, but not obligated, to collect, sue for and give releases for all monies due on all Receivables. Purchaser is authorized to contact Seller’s account debtors at any time for purposes of verification or collection of each Receivable and any of Seller’s other accounts receivable. Seller shall cooperate with Purchaser to the maximum extent possible to provide information necessary for Purchaser to accomplish this verification or collection. Upon request by Purchaser, Seller shall provide all information requested by Purchaser pertaining to Receivables and other accounts receivable of Seller, including but not limited to copies of invoices, account balances, and names and addresses of account parties. Before or after Default hereunder, as to both Receivables and other accounts receivable of Seller, Purchaser is authorized to forward statements and invoices directly to account debtors, and to direct that payment be made to Purchaser or any other address designated. Seller agrees to furnish Purchaser, upon request, any and all papers, documents or records of whatever nature related directly or indirectly to any Receivable and any other account receivable of Seller, and to cooperate generally in all matters related to the collection of Receivables. In the event any merchandise represented by a Receivable shall be returned to or repossessed by Seller, such merchandise shall be held by Seller in trust for Purchaser, separate and apart from the Seller’s own property, and subject to Purchaser’s directions and control.
Section 17. Representations and Warranties of Seller.
Seller hereby represents, warrants and guarantees to Purchaser to the best of its knowledge as follows:
(a) that the information contained in the application previously or hereafter submitted by Seller, Seller’s financial statements and all other materials previously or hereafter submitted in connection herewith are true, correct and complete in all respects;
(b) all federal, state and local tax returns and payments of any kind due or owing by Seller have been timely filed and paid, and no part of the Purchase Price for any Receivable shall be used to pay any wage or salary unless appropriate withholdings have been deposited;
(c) execution of Schedule “A” by Purchaser will thereby vest in Purchaser absolute ownership of each Receivable free from any security interests, liens, claims or equities of third parties;
(d) Seller is the sole owner of and has good, free and unencumbered title to each Receivable and the Collateral;
(e) execution and performance of this Agreement has been duly authorized by all necessary actions and this Agreement and all the other documents executed in connection herewith are legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms;
(f) no other factoring, sale, assignment, lien, security interest or pledge exists against any Receivable;
(g) each Receivable is based upon a bona fide sale of goods or services and represents a completed delivery or completed furnishing of property or services in fulfillment of all the terms and provisions of a fully executed and unexpired contract with the account debtor and is a valid and enforceable obligation of the account debtor;
(h) each account debtor has accepted goods or services covered by the applicable Receivable;
(i) all Receivables are current, are not past due, have not been paid in whole or in part, are outstanding in the amounts reflected in Schedule “A” and are not and will not be subject to any dispute or claim as to price, quality, quantity, workmanship, delay in shipment, set off, counterclaim or other defense;

(j) no product or service was provided on a guaranteed-sale basis or “buy-back” agreement, and the account debtor has not and will not claim any defense of any kind or character or object for any reason whatsoever against payment of such Receivable;
(k) Seller’s chief executive office and the location where all books and records pertaining to each Receivable are kept are at the address shown below for notice to Seller;
(l) Seller is solvent, properly licensed and authorized to operate its business under the name designated herein, and is in good standing with and duly organized under the laws of the jurisdiction under which it was organized or incorporated, and has the requisite authority to transact business in each state in which it is engaged in business;
(m) Seller uses no trade name or pseudonym that has not been disclosed to Purchaser in writing;
(n) no petition in bankruptcy has been filed by or against Seller nor has Seller filed any petition seeking an arrangement of its debts or for any other relief under the Bankruptcy Code of the United States;
(o) that no application for appointment of a receiver or trustee for all or a substantial part of Seller’s property is pending;
(p) Seller has made no assignment for the benefit of creditors;
(q) Seller does not own, control or exercise dominion over, in any way whatsoever, the business of any account debtor on any Receivable;
(r) to the best of Seller’s knowledge, the account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;
(s) a financing statement in favor of Purchaser in a form provided by Purchaser is of record in all jurisdictions and filing offices necessary or appropriate to perfect Purchaser’s ownership of the Receivables, subject to no other filings, and there is not of record, in any jurisdiction or filing office, any financing statement, notice of lien, tax lien, notice of assessment, assessment, assignment, charge, or other instrument of any kind covering any Receivable;
(t) all Receivables arise from services rendered or products sold to commercial entities for business purposes and not for personal, family, or household purposes;
(u) Seller is not in default in any material respect under any loan agreement, indenture, mortgage, security agreement, or other material agreement or obligation to which it is a party or by which any of its properties may be bound;
(v) there is no action, suit, investigation, or proceeding before any court, governmental authority, or arbitrator pending, or to the knowledge of Seller, threatened against or affecting Seller, that would, if adversely determined, have a material adverse effect on the financial condition or operations of Seller;
(w) there are no outstanding judgments against Seller;
(x) all of Seller’s statements, representations and warranties contained in any applications or other documents submitted to Seller in connection herewith are true, complete and correct in all respects;
(y) the Collateral is not related to transactions involving the sale of farm products;
(z) each of the Receivables was generated incident to an arm’s length transaction with the party responsible for payment of the Receivable, and none of the Receivables are related to sales to any entity which is affiliated with Seller in any way;
(aa) each electronic Receivable has sufficient attendant documentation to verify that the goods and/or services giving rise to the payment obligation were actually rendered or delivered, as the case may be, even though the electronic Receivable may be “unbilled” and even though a paper invoice may not have issued to the account payor; and
(bb) none of the receivables submitted to Purchaser for purchase on any Schedule “A” shall be accounts wherein the account debtor is a customer of Seller that sells products or services to Seller or that extends credit to Seller on any basis (“Contra Accounts”).

SELLER HAS CAREFULLY CONSIDERED THE REPRESENTATIONS AND WARRANTIES CONTAINED HEREIN AS THEY RELATE TO EACH RECEIVABLE, AND UNDERSTANDS THAT ALL REPRESENTATIONS AND WARRANTIES MADE BY SELLER SHALL BE DEEMED REAFFIRMED BY SELLER UPON EXECUTION OF EACH SUPPLEMENTAL SCHEDULE “A” HERETO. SELLER ACKNOWLEDGES THAT ANY KNOWING OR RECKLESS ERROR OR OMISSION MADE BY SELLER IN THE REPRESENTATIONS OR WARRANTIES MADE HEREIN MAY SUBJECT SELLER TO CIVIL AND CRIMINAL PENALTIES, IN ADDITION TO CIVIL LIABILITY.
Section 18. Certain Covenants of Seller.
Seller covenants and agrees that it will not, without prior, written notice to Purchaser
(a) move either its chief executive office or the location where books and records pertaining to the Receivables are kept to a location outside of Los Angeles County in the State of California;
(b) use any trade name;
(c) change its name;
(d) take or omit taking any actions that would render any of Seller’s representations and warranties incorrect or incomplete;
(e) merge or consolidate with any other corporation or entity;
(f) dissolve or cease its operations as they are now conducted;
(g) take any action that would cause or induce any account debtor on any Receivable to fail to pay the Receivable in a timely manner; or
(h) take any action that would result in any material change in ownership or operational control of Seller.
Seller covenants that it will notify Purchaser in writing immediately upon the imposition or assessment of any, tax lien, assessment or similar levy against Seller or any of Seller’s assets, and upon any Dispute arising with respect to any Receivable.
Seller shall not at any time, without the prior written consent of Purchaser in each instance, take any collection action with respect to the Receivables, including but not limited to the following action, (a) granting any extension of time for payment of any of the Receivables, (b) compromising or settling any of the Receivables for less than the full amount thereof, (c) releasing in whole or in part any account debtor, or (d) granting any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of the Receivables.
Section 19. Other Accounts Receivable.
At the request of Purchaser, Seller shall agree to direct its customers or otherwise cause payments relating to all other accounts receivable (whether purchased hereunder or not) to be directed to Purchaser for processing. Purchaser shall have the right to facilitate this processing by taking all actions necessary to cause all of Seller’s Receivables and any other accounts receivable to be directed to Purchaser and Purchaser may use that Special Power of Attorney described in Section 3 for that purpose. Purchaser may, from time to time, with or without notice, subtract from any such collections any charges or Obligations as defined in this Agreement. Purchaser shall show any collections on the Collection Report (as defined in Section 20) and shall from time to time release the amounts collected to Seller, subject to any charges thereto properly made by Purchaser. Purchaser shall charge no additional consideration for such processing and shall bear no responsibility or obligation in connection therewith.
Section 20. Reports.
Purchaser shall prepare and send to Seller by mail or by telephone facsimile or by other means of delivery periodic reports of Purchases & Advances (herein so called) detailing the Receivables purchased. Such reports shall detail the Purchase Price of each Receivable. By similar means, periodic Collection Reports (herein so called) shall be sent to Seller at the discretion of Purchaser detailing for a specific period Receivables collected or charged back and other accounts receivable collected, other debits and credits called for in this Agreement, Discounts charged, rebate of Discounts and, in general, the balance of any amounts owed to or from Seller. Seller is aware that such balance is reported in the column titled “Reserve Refund” of each Collection Report and that Reserve Refund has no meaning other than it serves as the title for such column. By similar means, Reserve Account Reports (herein so called) may be sent to Seller (at the discretion of Purchaser) accounting for the balance owing to or from Seller as derived from all debits and credits made in connection with this Agreement.
Section 21. Resolution of Disputes; No Assumption of Liability by Purchaser.
Seller shall immediately notify Purchaser of the assertion by any account debtor of any Dispute. Seller shall settle, at its own expense, all Disputes, subject to Purchaser’s approval, but Purchaser shall have the right, in its discretion, to settle any Dispute directly with the account debtor involved upon such terms as Purchaser may deem advisable and at Seller’s expense without waiving Purchaser’s right to Charge-Back any Receivable or to declare a Default, and any deficiency resulting from such settlement shall be the responsibility of Seller.

Seller authorizes Purchaser to accept, indorse and deposit on behalf of Seller any checks tendered by an account debtor “in full payment of its obligation to Seller. Seller shall not assert against Purchaser any claim arising therefrom, irrespective of whether such action by Purchaser effects an accord and satisfaction of Seller’s claims, under Section 3.311 of the UCC, or otherwise.
Seller specifically acknowledges and agrees that Purchaser is not assuming any liability or obligation of any kind to Seller’s customers or in any way relating to the Receivables or any of Seller’s other accounts receivable.
Section 22. SELLER’S INDEMNITY OF PURCHASER.
Seller hereby unconditionally and irrevocably, jointly and severally, agrees to indemnify, defend and hold harmless Purchaser, its officers, servants, employees, agents, attorneys, principals, directors, affiliates, shareholders, parents, subsidiaries, predecessors, successors, and assigns (collectively, the “Indemnified Parties”) from and against any and all Losses (as hereinafter defined) that any Indemnified Party may suffer, payor incur as a result of, arising from or connected with any Claim (as hereinafter defined) threatened or asserted against any Indemnified Party, by any person or entity.
For purposes hereof, “Claims” shall mean all, claims, demands, lawsuits, causes of action, choses in action and other legal and administrative actions and proceedings of whatever nature or kind threatened, brought, threatened or asserted against any Indemnified Party whether by reason or in consequence of direct action, counterclaim, cross-claim, third party claim, intervention, interpleader, or otherwise, even if groundless, false, meritless or fraudulent, and whether or not caused directly or indirectly, by any error, omission, act or negligence of any Indemnified Party so long as the claim, lawsuit, cause of action, chose in action or other legal action or proceeding is alleged or determined, directly or indirectly, to arise out of, result from, relate to, or be based upon, in whole or in part:
(i) the obligations, duties, responsibilities, activities, acts or omissions of any person or entity, including any Indemnified Party, in connection with this Agreement or any Purchase Document;
(ii) any relationship between any Indemnified Party and Seller (or any predecessor or successor-in-interest to Seller); or
(iii) any matter whatsoever relating to any of the Receivables, including, without limitation, the use, ownership, sale, conversion, disposition, or collection of all or any portion of the Receivables (including compliance with laws).
For purposes hereof, “Losses” shall mean any losses, costs, damages, expenses, judgments, liabilities, obligations and penalties of whatever nature or kind, including, without limitation, attorneys’, accountants’ and other professional fees; litigation expenses and court costs and expenses; amounts paid in settlement; amounts paid to discharge judgments, penalties, fines and amounts payable to or incurred by any Indemnified Party to any other person or entity, directly or indirectly, resulting from, arising out of or relating to one or more Claims.
In the event that Seller fails or refuses to defend any Indemnified Party as required herein, or Seller fails or refuses to engage independent counsel to defend any Indemnified Party to avoid any possible conflict of interest that results from joint representation of Seller and any Indemnified Party by the same counsel, then, in such event, Indemnified Party, at its option, may engage counsel to defend Indemnified Party and Seller consents, covenants and agrees to bear and pay all such legal fees and related costs just as though Seller had incurred the same for its own account.
Section 23. Books and Records.
Seller agrees to permit Purchaser access to all books and records of the Seller including access to computer files and databases, during normal business hours.
Section 24. Taxes.
All taxes and governmental charges imposed with respect to the sales of the goods related to the Receivables shall be charged to Seller.
Section 25. Termination.
Seller and Purchaser recognize that future purchases of Receivables are to be made only with mutual consent, through joint execution of a supplemental Schedule “A”. Accordingly, either party may terminate this Agreement at any time as it relates to future Receivables. As to Receivables at any time purchased, however, Seller may terminate this Agreement only upon thirty (30) days prior written notice to Purchaser, and subject to the following terms: Purchaser shall not be obligated to release its security interest and execute releases ofuee filings until twenty (20) Business Days (hereinafter defined) after all Receivables and all other Obligations have been paid to Purchaser in full. At such time, Purchaser shall also release to Seller the balance, if any, owed to Seller as derived from all debits and credits made in connection with this Agreement. Termination of this Agreement shall not terminate any of Seller’s other liabilities or obligations hereunder, including but not limited to any obligations that may arise under Seller’s indemnification obligation described above. Should Seller fail to give Purchaser the requisite thirty (30) days written notice prior to termination as provided for herein, Seller shall pay to Purchaser a termination fee equal to the sum of (a) the average minimum monthly discount fee collected over the previous calendar quarter, plus (b) the average minimum monthly invoice fee collected over the previous calendar quarter. As used in this Agreement, the term “Business Day” means any day on which commercial banks are not authorized or required to close in Houston, Texas.

Section 26. Waiver.
Any failure by Purchaser to exercise any of its rights hereunder shall not be deemed to be a waiver by Purchaser of such or any other rights, nor in any manner impair the subsequent exercise of the same or any other right, and any waiver by Purchaser of any Event of Default or Default shall not constitute a waiver of any subsequent Event of Default or Default.
Section 27. Choice of Law; Venue, Service of Process.
This Agreement shall be construed according to the laws of the State of Texas, and shall be wholly performable in Harris County, Texas. Any action or proceeding against Seller under or in connection with this Agreement or any of the Purchase Documents may be brought in any state or federal court in Harris County, Texas, and Seller hereby irrevocably submits to the nonexclusive jurisdiction of such courts and waives any objection it may now or hereafter have as to the venue of any such court as an inconvenient forum. Seller agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its office specified in this Agreement, regardless of whether said notice is claimed or received by Seller. Nothing herein or in any of the Purchase Documents shall affect the right of Purchaser to serve process in any other manner permitted by law or shall limit the right of Purchaser to bring any action or proceeding against Seller or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by Seller against Purchaser shall be brought only in a court located in Harris County, Texas.
Section 28. WAIVER OF JURY TRIAL.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER PURCHASE DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY 0NHETHER BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PESON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER PURCHASE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WANERS AND CERTIFICATIONS IN THIS SECTION.
Section 29. Assignment; Successors and Assigns.
Purchaser may from time to time assign its rights under this Agreement, and the assignee shall be entitled to all of the rights and remedies of Purchaser under this Agreement, including its rights as a secured party. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective administrators, legal representatives, successors and assigns; however, Seller may not assign its obligations or rights under this Agreement without the written consent of Purchaser.
Section 30. Severability.
If any provision of this Agreement shall, for any reason, be held to violate any applicable law, then the remaining portion of this Agreement shall remain in full force and effect.
Section 31. Headings, Construction.
The headings contained in this Agreement are for reference purposes only and shall not modify or affect the terms of this Agreement in any manner.
Section 32. Saturday, Sunday or Legal Holiday.
If any day provided in this Agreement for the performance of any obligation should fall on a day which is not a Business Day, the compliance with such obligation or delivery shall be deemed acceptable on the next Business Day following such day.
Section 33. Notices.
Any notice, demand or request permitted, required or desired to be given under this Agreement shall be in writing and shall be deemed effectively given when actually hand delivered, when sent by facsimile to the number set forth below for each party or when sent by United States certified or registered mail, return receipt requested, postage prepaid, or sent by private, receipted carrier guaranteeing same-day or next-day delivery, addressed as follows:
If to Purchaser:
Amegy Bank National Association
Accounts Receivable Finance Division
P.O. Box 27459 Houston, Texas 77227-7459
Attention: Brad Galland
Telephone No.: (713) 235-8800
Fax No.: (713) 232-2542

If to Seller:
HERE MEDIA INC., HERE PUBLISHING INC., PLANETOUT INC., HERE NETWORKS L.L.C.
10990 Wilshire Blvd., Penthouse
Los Angeles, CA 90024
Attention: Paul Colichman
Telephone No.: 310-806-4288
Fax No.: ____________
Section 34. Costs of Enforcement.
In the event of any default or breach by Seller under this Agreement, or any portion hereof, whether or not such enforcement becomes necessary by reason of a breach or default by Seller and/or in the event it becomes necessary for Purchaser to employ an attorney and incur other expenses to collect any Receivable or Obligation, Seller agrees to pay to Purchaser on demand, from time to time as such amounts are incurred by Purchaser, an amount or amounts equal to all fees, expenses, attorneys’ fees and costs incurred by Purchaser including but not limited to court costs and reasonable attorneys’ fees. The costs described in this section may become Obligations under Section 12 of this Agreement. Furthermore, Seller agrees to reimburse Purchaser on demand for the actual amount of all costs and expenses, including attorneys’ fees, which Purchaser has incurred or may incur in:
(a) negotiating, preparing, or administering this Agreement and any documents prepared in connection herewith, all of which shall be paid contemporaneously with the execution hereof or upon demand;
(b) any way arising out of this Agreement;
(c) protecting, preserving or enforcing any lien, security interest or other right granted by Seller to Purchaser or arising under applicable law, whether or not suit is brought, including but not limited to the defense of any claims or Disputes; and
(d) complying with any subpoena or other legal process attendant to any litigation in which Seller is a party, including photocopying and travel expenses.
Section 35. Nature of Charges.
The Discounts, any additional Discounts, and commissions or other charges payable hereunder constitute consideration for Purchaser’s services provided hereunder in connection with making credit investigations, supervising the ledgering of accounts purchased, supervising the collection of the accounts purchased, assuming certain risks and other services provided by Purchaser hereunder. Nothing contained herein shall be construed to require the payment of interest for the use, forbearance, or detention of money (except with respect to the interest that may be charged by Purchaser under Section 15) ; however, should a court of competent jurisdiction rule that any part of Purchaser’s discounts, additional discounts, and factoring commissions or any other charges hereunder are in fact or in law to be treated as interest on funds advanced, in no event shall Seller be obligated to pay that interest at a rate in excess of the maximum amount permitted by law, and all agreements, conditions, or stipulations contained herein, if any, which may in any event or contingency whatsoever operate to bind, obligate, or compel Seller to pay a rate of interest exceeding the maximum rate of interest permitted by law shall be without binding force or effect at law or in equity to the extent only of the excess of interest over such maximum rate of interest permitted by law. Also in such event, Purchaser may “spread” all charges characterized as interest over the entire term of all transactions with Seller and may refund to Seller the excess of any payments made over the highest lawful rate. It is the intention of the parties hereto that in the construction and interpretation of this Agreement, this paragraph shall be given precedence over any other agreement, condition, or stipulation herein contained which is in conflict with same.
Section 36. Equitable Subrogation.
To the extent that Purchaser advances proceeds under this Agreement to Seller that are used to pay any prior indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against, in, on or to the Receivables, then such proceeds shall have been advanced by Purchaser at Seller’s request; and Purchaser shall be fully subrogated to any and all rights, titles, interests, powers, equities, liens, encumbrances, and security interests (collectively “Liens”) owned or granted by any owner or holder of such Liens, irrespective of whether said Liens are released of record, or otherwise, and all of said Liens shall fully inure to the benefit of Purchaser.
Section 37. Facsimile.
Seller agrees that any executed facsimile (faxed) copy of documents received by Purchaser relating to this agreement, including but not limited to Schedules A, Invoices or Bills of Lading, shall be deemed to be of the same force and effect as the original, manually executed documents.

Section 38. Joint and Several Obligations.
If more than one party is executing this Agreement as Seller, each party agrees that its obligations hereunder are joint and several. Each party constituting Seller agrees and warrants to Purchaser that (a) the value of the consideration received and to be received by it as a result of its liability on the obligations of each other Seller is reasonably worth at least as much as the liability and obligation it has hereunder, and (b) such liability and obligation may reasonably be expected to benefit it, directly or indirectly. Each party constituting Seller specifically agrees that execution by anyone of them of any Schedule A, bill of sale, or other instrument executed in connection herewith shall be deemed the fully authorized act of each party constituting Seller, jointly and severally binding upon each.
Section 39. Obligations Absolute.
Seller and (if more than one party) each party constituting Seller agrees that its obligations shall not be released, diminished, impaired or affected by the occurrence of anyone or more of the following events, all of which may occur without notice to or consent of any other Seller:
(a) Any release, partial release, subordination or loss of any security, guaranty or collateral at any time existing in connection with the obligations contained herein;
(b) The death, insolvency, bankruptcy, disability or incapacity of any Seller, any guarantor, or any other party now or hereafter obligated hereon;
(c) Any renewal, extension, and/or rearrangement of all or any portion of the obligations contained herein;
(d) Any neglect, delay, omission, failure or refusal of Purchaser to take or prosecute any action for the collection of the obligations provided herein;
(e) The unenforceability for any reason of all or any part of the obligations contained herein against any Seller, guarantor or other party;
(f) The finding of any payment by any Seller to constitute a preference under bankruptcy or similar debtor relief law;
(g) Any release or partial release of liability of any Seller, guarantor or other party; or
(h) Any other action that might impair rights in the nature of contribution or subrogation that any Seller might otherwise have.
Section 40. Seller’s Waiver of Notice.
Seller hereby waives notice of nonpayment of any Receivables as well as all other notices, demands or presentations for payment, or acts of recoupment or setoff, under this Agreement. Seller further agrees that Purchaser may extend, modify or renew from time to time the payment of any Receivable without notice to or consent by Seller.
Section 41. Entire Agreement; Amendment.
This Agreement and the other instruments executed and delivered by Seller and Purchaser in connection herewith represents and embodies the final, entire agreement between the parties hereto and supersedes any and all prior commitments, agreements, representations and understandings, whether written or oral relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements between the parties hereto. The provisions of this Agreement may not be amended or modified except by a written instrument executed by Purchaser and Seller.
Section 42. Release of Liability.
Seller hereby releases and exculpates Purchaser, its officers, employees, attorneys and designees, from any liability arising from any acts under this Agreement or in furtherance thereof whether of omission or commission, and whether based upon any error of judgment or mistake of law or fact, except for willful misconduct. In no event will either party have any liability to the other party for lost profits or other special or consequential damages. Without limiting the generality of the foregoing, Seller releases Purchaser from any claims which Seller may now or hereafter have arising out of Purchaser’s endorsement and deposit of checks issued by Seller’s customers stating that they were in full payment of an account, but issued for less than the full amount which may have been owed on the account.
Section 43. Conflict.
Unless otherwise expressly stated in any other agreement between Purchaser and Seller, if a conflict exists between the provisions of this Agreement and the provisions of such other agreement, the provisions of this Agreement shall control.
Section 44. Nature of Agreement.
Seller and Purchaser have, for purposes of Chapter 306 of the Texas Finance Code, characterized the sale of Receivables and Related Interests by Seller to Purchaser pursuant to this Agreement as a purchase and sale transaction, and not a transaction for the use, forbearance or detention of money.

DATED this 14th day of December, 2009

PURCHASER: AMEGY BANK NATlONAL ASSOCIATlON
Signed by	Brad Galland
	Name:	Brad Galland
	Title:	Assistant Vice President

SELLER: HERE MEDIA INC.
Signed by	Paul Colichman
	Name:	Paul Colichman
	Title:	President

SELLER: HERE PUBLISHING INC.
Signed by	Paul Colichman
	Name:	Paul Colichman
	Title:	President

SELLER: PLANETOUT INC.
Signed by	Paul Colichman
	Name:	Paul Colichman
	Title:	President

SELLER: HERE NETWORKS L.L.C.
Signed by	Paul Colichman
	Name:	Paul Colichman
	Title:	President

STATE OF CALIFORNIA
COUNTY OF LOS ANGELES
Before me, Helene Nielsen Beal, a notary public, on this day personally appeared
Paul Colichman (name), the ____________ (title) of Seller, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.
Given under my hand and seal of office this 14th day of December, 2009.
Signed by Helene Nielsen Beal
Notary Public — State of California

(seal) HELENE NIELSEN BEAL
Commisson # 1868129
Notary Public • California
Los Angeles County
Comm. Expires Oct 28, 2013